UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 18, 2022

ATI PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On February 24, 2022 (the “Closing Date”), ATI Holdings Acquisition, Inc. (the “Borrower”), an indirect subsidiary of ATI Physical Therapy, Inc. (the “Company”), entered into a Credit Agreement among, inter alios, the Borrower, Wilco Intermediate Holdings, Inc. (“Holdings”), Barclays Bank PLC, as Administrative Agent and Issuing Bank and the other lenders party thereto (the “New Credit Facility”). The New Credit Facility provides a $550 million credit facility that is comprised of a $500 million senior secured term loan which was fully funded at closing and a $50 million “super priority” senior secured revolver (the “Revolving Loans”) (with a $10 million letter of credit sublimit).

The New Credit Facility refinanced and replaced the Company’s prior credit facility for which Barclays Bank PLC served as administrative agent for a syndicate of lenders.

As of the Closing Date, the Term Loan will accrue interest at SOFR plus 7.25%, with a SOFR floor of 1.00%. The Revolving Loans will accrue interest at SOFR plus 4.00%, with no floor (plus 0.10% per annum for 1-month interest periods, 0.15% for 3-month interest periods and 0.25% for 6-month interest periods). The interest rate applicable to borrowings under the New Credit Facility may subsequently be adjusted on periodic measurement dates provided for under the Credit Agreement based on the type of loans borrowed by the Borrower and the secured net leverage ratio of the Borrower at such time. The Borrower, at its option, may borrow loans which accrue interest at (i) a base rate or (ii) a SOFR based rate, in each case plus an applicable per annum margin.

The Term Loan has a maturity of six years from the Closing Date and the maturity for the Revolving Loans is five years from the Closing Date.

The Revolving Loans under the New Credit Facility will also be available for working capital and other general corporate purposes. The New Credit Facility is guaranteed by and certain of its subsidiaries and is secured by substantially all of the assets of Holdings, the Borrower and the Borrower’s wholly owned subsidiaries, including a pledge of the stock of the Borrower, in each case, subject to customary exceptions.

The New Credit Facility also includes certain financial covenants with respect to minimum liquidity and maximum secured net leverage.

The Borrower will be required to make certain mandatory prepayments under certain circumstances and will have the option to make certain prepayments under the New Credit Facility.

The New Credit Facility contains customary representations and warranties, events of default, reporting and other affirmative covenants and negative covenants, including limitations on indebtedness, liens, investments, negative pledges, dividends, junior debt payments, fundamental changes and asset sales and affiliate transactions. Failure to comply with these covenants and restrictions could result in an event of default under the New Credit Facility, subject to customary cure periods. In such an event, all amounts outstanding under the New Credit Facility, together with any accrued interest, could then be declared immediately due and payable.

Series A Senior Preferred Stock and Warrant Issuance

On the Closing Date, the Company entered into a Series A Senior Preferred Stock Purchase Agreement (“Purchase Agreement”) with the purchasers signatory thereto (the “Investors”), pursuant to which the Investors purchased from the Company, in the aggregate, 165,000 shares of Series A Senior Preferred Stock with an initial stated value of $1,000 per share, or $165,000,000 of stated value in the aggregate (“Series A Preferred Stock”), and warrants to purchase up to 11,538,401 shares of common stock of the Company, for an aggregate purchase price of $163,350,000 (“Preferred Stock Financing Proceeds”; and such transaction, the “Preferred Stock Financing”). The Preferred Stock Financing Proceeds reflected an original issue discount of 1.0% of the stated value of the Series A Preferred Stock. The Company intends to use the Preferred Stock Financing Proceeds to refinance all or a portion of the existing indebtedness for borrowed money of the Company and its applicable subsidiaries, with remaining cash to the Company’s balance sheet.

Series A Senior Preferred Stock

In connection with the Preferred Stock Financing, the Company filed a certificate of designation (the “Certificate of Designation”) with the State of Delaware on February 24, 2022, setting forth terms of the Series A Senior Preferred Stock. The Certificate of Designation forms a part of the Company’s certificate of incorporation.

Each share of Series A Preferred Stock has an initial stated value of $1,000.

The Series A Preferred Stock ranks senior to the Company’s common stock and all other junior equity securities of the Company, and junior to the Company’s existing or future indebtedness and other liabilities (including trade payables) of the Company, with respect to payment of dividends, distribution of assets and all other liquidation, winding up, dissolution, dividend and redemption rights.

The Series A Senior Preferred Stock carries an initial dividend rate of 12.0% per annum (the “Base Dividend Rate”), payable quarterly in arrears. If such dividends are not paid in cash, they are automatically compounded and added to the stated value of the Series A Preferred Stock. The Base Dividend Rate is subject to certain adjustments, including an increase of 1.0% per annum on the first day following the fifth anniversary of the Closing Date and each one-year anniversary thereafter, and 2.0% per annum upon the occurrence of either an Event of Noncompliance (as defined in the Certificate of Designation) or a failure by the Company to redeem in full all Series A Preferred Stock upon a Mandatory Redemption Event (as defined in the Certificate of Designation). The Company may elect to pay dividends on the Series A Preferred Stock in cash beginning on the third anniversary of the Closing Date and, with respect to any such dividends paid in cash, the dividend rate then in effect shall be decreased by 1.0%.

The Company has the right to redeem the Series A Preferred Stock, in whole or in part, at any time (subject to certain limitations on partial redemptions). The Redemption Price (as defined in the Certificate of Designation) for each share of Series A Preferred Stock depends on when such optional redemption takes place, if at all.

The Series A Preferred Stock is perpetual and is not mandatorily redeemable at the option of the holders of the Series A Preferred Stock, except upon the occurrence of a Mandatory Redemption Event (as defined in the Certificate of Designation). Upon the occurrence of a Mandatory Redemption Event, to the extent not prohibited by law, the Company is required to redeem all Series A Preferred Stock, in cash, at a price per share equal to the then applicable Redemption Price.

If an Event of Noncompliance occurs, then the holders of a majority of the then outstanding shares of Series A Preferred Stock (but excluding any shares of Series A Preferred Stock then held by Advent International Corporation or its controlled affiliates) (the “Majority Holders”) have the right to demand that the Company engage in a sale/refinancing process to consummate a Forced Transaction (as defined in the Certificate of Designation); provided, however, no such demand may be made if holders of less than two-thirds of the then outstanding Series A Preferred Stock (which must include the Lead Purchaser (as defined in the Certificate of Designation) so long as it holds at least 50.1% of the shares of Series A Preferred Stock held by it as of the Closing Date) consent to the exercise of such demand. A Forced Transaction includes a refinancing of the Series A Preferred Stock or a sale of the Company. Upon consummation of any Forced Transaction, to the extent not prohibited by law, the Company is required to redeem all Series A Preferred Stock, in cash, at a price per share equal to the then applicable Redemption Price.

Holders of shares of Series A Preferred Stock have no voting rights with respect to the Series A Preferred Stock except as set forth in the Certificate of Designation, other documents entered into in connection with the Purchase Agreement and the transactions contemplated thereby (collectively, the “Transaction Documents”), or as otherwise required by law. For so long as any Series A Preferred Stock is outstanding, the Company is prohibited from taking certain actions without the prior consent of the Majority Holders (which consent must include the Lead Purchaser for so long as it holds at least 50.1% of the shares of Series A Preferred Stock held by it as of the Closing Date). Such actions are set forth in the Certificate of Designation and include, without limitation, issuing equity securities ranking senior to or pari passu with the Series A Preferred Stock, incurring indebtedness or liens, engaging in affiliate transactions, making restricted payments, consummating investments or asset dispositions, consummating a change of control transaction unless the Series A Preferred Stock is redeemed in full, altering the Company’s organizational documents, and making material changes to the nature of the Company’s business, in each case subject to the terms and conditions set forth in the Certificate of Designation.

Holders of Series A Preferred Stock, voting as a separate class, have the right to designate and elect one director to serve on the Company’s board of directors until such time after the Closing Date that (i) as of any applicable fiscal quarter end, the Company’s trailing 12-month Consolidated Adjusted EBITDA (as defined in the Certificate of Designation) exceeds $100,000,000, or (ii) the Lead Purchaser ceases to hold at least 50.1% of the Series A Preferred Stock held by it as of the Closing Date.

Purchase Agreement

In the Purchase Agreement, the Company makes customary representations and warranties about its authorization, capitalization, compliance with its reporting obligations and applicable law, and aspects of its operations. The Purchase Agreement also contains certain covenants, including Company obligations to (i) pay fees and expenses incurred by Investors and (ii) conduct its business in compliance with anti-corruption laws, anti-terrorism laws and anti-money laundering laws.

Warrants and Warrant Agreement

In connection with the Preferred Stock Financing, the Company agreed to issue to the Investors: (i) warrants (the “Series I Warrants”) entitling the holders thereof to purchase 5,226,546 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) at an exercise price equal to $3.00 per share, exercisable for a five-year period from the Closing Date; and (ii) warrants (the “Series II Warrants” and together with the Series I Warrants, the “Warrants”) entitling holders thereof to purchase 6,271,855 shares of Common Stock, at an exercise price equal to $0.01 per share, exercisable for a five-year period from the Closing Date. Such number of shares of Common Stock purchasable pursuant to the Warrants (the “Warrant Shares”) may be adjusted from time to time as set forth in the Warrant Agreement (as defined below).

The Company has entered into a Warrant Agreement with Continental Stock Transfer & Trust Company, as warrant agent, as of the Closing Date (the “Warrant Agreement”). Under the terms of the Warrant Agreement, the Investors are entitled to, among other things, registration rights with respect to the Warrant Shares, anti-dilution protection (subject to customary carve-outs) and pre-emptive rights.

Investors’ Rights Agreement

In connection with the Preferred Stock Financing, the Company entered into an Investors’ Rights Agreement with the Investors (the “Investors’ Rights Agreement”) as of the Closing Date. The Investors’ Rights Agreement sets forth the Investors’ right to designate one director to the Company’s board of directors (subject to certain conditions as summarized above) and to receive certain quarterly and annual financial and other information of the Company. The Investors’ Rights Agreement also sets forth restrictions on transfer of shares of Series A Preferred Stock by the Investors and rights of first refusal in favor of any holder that, individually or together with its affiliates, holds, in the aggregate, at least 25% of the then-outstanding Series A Preferred Stock. The Company also agreed in the Investors’ Rights Agreement to pay expenses incurred by Investors in connection with (i) any amendment, modification or waiver of a provision of any Transaction Document and (ii) the enforcement by the Investors of any of their rights in connection with the Transaction Documents, in each case subject to the terms and conditions set forth in the Investors’ Rights Agreement.

The foregoing descriptions of the respective material terms of the New Credit Facility and Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the actual agreements as filed with this Current Report on Form 8-K, which agreements are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sale of Equity Securities

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2022, Christopher Krubert resigned from the Board of Directors (“Board”) of the Company and each committee of which he was a member, effective February 24, 2022. Mr. Larsen has joined the Compensation Committee to replace Mr. Krubert.

Mr. Krubert’s decision to resign was not a result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

On February 24, 2022, pursuant to the Certificate of Designation and Investors’ Rights Agreement, the holders of shares of Series A Preferred Stock elected Daniel V. Dourney to serve on the Company’s Board effective February 24, 2022.

From April 2019 to June 2021, Mr. Dourney served as President and Chief Executive Officer (“CEO”) of Professional PT, LLC, a provider of outpatient physical and hand therapy and rehabilitation services. Previously, from May 2016 to March 2019, he was the President and Chief Operations Officer (“COO”) of OptimisCorp, a medical technology provider, and, prior to that, was the COO of Physiotherapy Associates, an outpatient physical & occupational rehabilitation service and health and wellness program provider, from May 2014 to March 2016. Mr. Dourney has served on the board of directors of OptimisCorp since May 2016. Mr. Dourney received a bachelor’s degree from State University of New York Upstate Medical University and is a physical therapist.

As noted above, Mr. Dourney was elected pursuant to rights granted to the holders of the Company’s Series A Preferred Stock. There are no other arrangements or understandings between Mr. Dourney and any other persons pursuant to which he was elected as a director. There are no transactions and no proposed transactions between Mr. Dourney and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Dourney will receive the standard annual cash compensation for non-employee directors of the Company, including retainer fees for Board service. In addition, he will receive a $100,000 annual grant, composed of 50% restricted stock units which vest on the one year anniversary of Mr. Dourney’s appointment and 50% stock options which vest ratably over three years. In connection with his appointment, Mr. Dourney will enter into a standard indemnification agreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Series A Senior Preferred Stock of ATI Physical Therapy, Inc., filed on February 24, 2022.

4.1	Warrant Agreement (including form of Warrant as Exhibit A thereto), dated as of February 24, 2022, by and between ATI Physical Therapy, Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent

10.1	Credit Agreement, dated as of February 24, 2022, by and among ATI Holdings Acquisition, Inc., Wilco Intermediate Holdings, Inc., Barclays Bank PLC, as Administrative Agent and Issuing Bank and the other lenders party thereto.

10.2	Series A Senior Preferred Stock Purchase Agreement, dated as of February 24, 2022, by and between ATI Physical Therapy, Inc. and the Purchasers signatory thereto.

10.3	Investors’ Rights Agreement, dated as of February 24, 2022, by and among ATI Physical Therapy, Inc. and the Holders party thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2022	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer